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                                  EXHIBIT 16.2


                                                December 27, 1995



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549


Gentlemen:


We have read the statements made by International Microcomputer Software, Inc (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December , 1995. We agree with the statements concerning our firm in such Form 8-K.

                                      Very truly yours,


                                      /s/  COOPERS AND LYBRAND L.L.P.
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